Exhibit 10.12

Execution Version

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) dated the 14th day of August, 2013, by and between Frank’s International N.V., a public limited liability company organized and existing under the laws of The Netherlands (the “Company”), and Kirkland D. Mosing, an individual (“Indemnitee”).

RECITALS

A. Competent and experienced persons may be reluctant to serve or to continue to serve as directors, officers or in other capacities unless they are provided with adequate protection through insurance or indemnification (or both) against claims against them arising out of their service and activities on behalf of the corporation.

B. The current uncertainties relating to the availability of adequate insurance have increased the difficulty of attracting and retaining competent and experienced persons to serve in such capacity.

C. The supervisory board of the Company (the “Supervisory Board”) has determined that the continuation of present trends in litigation will make it more difficult to attract and retain competent and experienced persons to serve as directors of the Company, that this situation is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of adequate protection in the future.

D. As a supplement to and in the furtherance of the Company’s Articles of Association, as amended (the “Articles”), it is reasonable, prudent, desirable and necessary for the Company contractually to obligate itself to indemnify, and to pay in advance expenses on behalf of, directors and officers to the fullest extent permitted by Applicable Law, consistent with the Company’s Liability Insurance, so that they will serve or continue to serve the Company free from concern that they will not be so indemnified and that their expenses will not be so paid in advance;

E. This Agreement is not a substitute for, nor is it intended to diminish or abrogate any rights of Indemnitee under, Liability Insurance, the Articles, any resolutions adopted pursuant thereto (including any contractual rights of Indemnitee that may exist) or otherwise;

F. Indemnitee is a director or officer of the Company and his or her willingness to continue to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify him or her to the fullest extent permitted by Applicable Law, consistent with the Company’s Liability Insurance, and upon the other undertakings set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants contained herein, the Company and Indemnitee hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Capitalized terms used but not otherwise defined in this Agreement have the meanings set forth below:

“Applicable Law” means the laws of The Netherlands.

“Claims” means any and all liabilities, claims, judgments, fines (including excise taxes and penalties assessed with respect to employee benefit plans), penalties and all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.

“Corporate Status” means the status of a person who is or was a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of the Company or of any other Enterprise which such person is or was serving at the request of the Company. In addition to any service at the actual request of the Company, Indemnitee will be deemed, for purposes of this Agreement, to be serving or to have served at the request of the Company as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another Enterprise if Indemnitee is or was serving as a director, officer, employee, partner, member, manager, fiduciary, trustee or agent of such Enterprise and (i) such Enterprise is or at the time of such service was a Controlled Affiliate, (ii) such Enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate or (iii) the Company or a Controlled Affiliate caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity on its behalf.

“Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other Enterprise, whether or not for profit, that is directly or indirectly controlled by the Company. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of an Enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise; provided, however, that direct or indirect beneficial ownership of capital stock or other interests in an Enterprise entitling the holder to cast 10% or more of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such Enterprise will be deemed to constitute “control” for purposes of this definition.

“Disinterested Director” means a director of the Company who is not and was not a party to the Legal Action, decision or Enterprise action in respect of which indemnification is sought by Indemnitee.

“Enterprise” means the Company and any other corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other entity or other enterprise of which Indemnitee is or was serving at the request of the Company in a Corporate Status.

“Expenses” means all reasonable expenses, including attorney’s fees and litigation costs, paid or incurred in connection with a Legal Action, or in connection with seeking indemnification under this Agreement. Expenses will also include Expenses reasonably paid or incurred in connection with any appeal resulting from any Legal Action. Notwithstanding the foregoing, the Company’s obligation to pay “Expenses” is limited to Expenses incurred after written notice is given to the Company of a Legal Action. When a Legal Action subject to the indemnity obligation in this Agreement presents both matters that are covered by the indemnity obligation and matters that are not, Expenses shall refer solely to Expenses incurred for the defense of those parts of the Legal Action that are covered by the indemnity obligation in this Agreement

“Independent Counsel” means an attorney or firm of attorneys that is experienced in matters of corporation law in the appropriate jurisdictions and neither currently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement and/or the indemnification provisions of the Articles, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Legal Action giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Legal Action” means any expected, threatened, pending or completed action, investigation, or other proceeding, whether civil, criminal or administrative, and in each case commenced after the date of this Agreement, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of or relating to Indemnitee’s Corporate Status and by reason of or relating to either (i) any action or alleged action taken by Indemnitee (or failure or alleged failure to act) or of any action or alleged action (or failure or alleged failure to act) on Indemnitee’s part, while acting in his or her Corporate Status or (ii) the fact that Indemnitee is or was serving at the request of the Company as director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another Enterprise, in each case whether or not serving in such capacity at the time any Loss or Expense is paid or incurred for which indemnification or advancement of Expenses can be provided under this Agreement, except one initiated by Indemnitee to enforce his or her rights under this Agreement.

“Liability Insurance” means such director and officer liability insurance (or the equivalent), which the Company purchases for the benefit of its directors and officers.

“Management Board” means the management board of the Company.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, stichting, commanditaire vennootschap, besloten vennootschap, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

References to “serving at the request of the Company” include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to under applicable law or in this Agreement.

ARTICLE 2

SERVICES TO THE COMPANY

2.1 Services to the Company. Indemnitee agrees to serve as an officer or as a director on the Company’s Supervisory Board. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company will have no obligation under this Agreement to continue Indemnitee in such position. This Agreement will not be construed as giving Indemnitee any right to be retained as an officer, as a director on the Company’s Supervisory Board or in any other position with the Company (or any other Enterprise).

ARTICLE 3

INDEMNIFICATION

3.1 Company Indemnification. Except as otherwise provided in this Article 3, if Indemnitee was, is or becomes a party to, or was or is threatened to be made a party to, or was or is otherwise involved in, any Legal Action, the Company will indemnify and hold harmless Indemnitee to the fullest extent permitted by the Articles and Applicable Law, as the same exists or may hereafter be amended, interpreted or replaced, against any and all Expenses, Claims or amounts paid in settlement, and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, that are paid or incurred by Indemnitee in connection with such Legal Action.

3.2 Mandatory Indemnification if Indemnitee is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement (other than Section 6.9), to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Legal Action or any part thereof, the Company will indemnify Indemnitee against all Expenses that are paid or incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Legal Action, but is successful, on the merits or otherwise, as to one or more but fewer than all Claims, issues or matters in such Legal Action, the Company will indemnify and hold harmless Indemnitee against all Expenses paid or incurred by Indemnitee in connection with each successfully resolved Claim, issue or matter on which Indemnitee was successful. For purposes of this Section 3.2, the termination of any Legal Action, or any Claim, issue or matter in such Legal Action, by dismissal with or without prejudice will be deemed to be a successful result as to such Legal Action, Claim, issue or matter.

3.3 Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Legal Action to which Indemnitee is not a party, the Company will advance all reasonable expenses and indemnify Indemnitee against all Expenses paid or incurred by Indemnitee on his or her behalf in connection therewith.

3.4 Exclusions. Notwithstanding any other provision of this Agreement, the Company will not be obligated under this Agreement to provide indemnification in connection with the following:

(a) Any Legal Action (or part of any Legal Action) initiated or brought voluntarily by Indemnitee against the Company or its directors, officers, employees or other indemnities, unless the Management Board has authorized or consented to the initiation of the Legal Action (or such part of any Legal Action) with approval of the Supervisory Board.

(b) An accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute or for any Claims to the extent that they represent the gain in fact of any profit or advantage to which the Indemnitee is not legally entitled.

(c) If a court of competent jurisdiction has made a final and binding judgment that the act or omission of the Indemnitee can be characterized as a result of willful misconduct (opzet), willful recklessness (bewuste roekeloosheid) or serious culpability (ernstig verwijt) under Applicable Law.

(d) For any Legal Action arising out of, based upon or attributable to the committing in fact by the Indemnitee of any deliberate criminal or deliberate fraudulent act.

ARTICLE 4

ADVANCEMENT OF EXPENSES

4.1 Expense Advances. Except as set forth in Section 4.2, the Company will, if requested by Indemnitee, advance, to the fullest extent permitted by Applicable Law, to Indemnitee (hereinafter an “Expense Advance”) any and all Expenses paid or incurred by Indemnitee in connection with any Legal Action (whether prior to or after its final disposition). Indemnitee’s right to each Expense Advance will be subject to the requirements of the next sentence but not otherwise subject to the satisfaction of any standard of conduct and will be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement, or under provisions of the Articles or otherwise. Each Expense Advance will be unsecured and interest free and will be made by the Company upon a resolution of the Supervisory Board; provided, however, that an Expense Advance will be made only upon delivery to the Company of an undertaking (hereinafter an “Undertaking”), in a form satisfactory to the Company, by or on behalf of Indemnitee, to immediately repay such Expense Advance if it is ultimately determined, by final and binding judgment by a court or arbitrator, as applicable, from which there is no further right to appeal, that Indemnitee is not entitled to be indemnified for such Expenses under the Articles or Applicable Law. An Expense eligible for an Expense Advance will include any and all reasonable Expenses incurred pursuing an action to enforce the right of advancement provided for in this Article 4.

4.2 Exclusions. Indemnitee will not be entitled to any Expense Advance in connection with any of the matters for which indemnity is excluded pursuant to Section 3.4.

4.3 Timing. An Expense Advance pursuant to Section 4.1 will be made within fifteen business days after the resolution of the Management Board is approved by the Supervisory Board with respect to such Expense Advance; provided, however, that no such Expense Advance will be made by the Company prior to receipt by the Company of the Undertaking.

ARTICLE 5

CONTRIBUTION IN THE EVENT OF JOINT LIABILITY

5.1 Contribution by Company. To the fullest extent permitted by Applicable Law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount of Expenses and Claims incurred or paid by Indemnitee in connection with any Legal Action in proportion to the relative benefits received by the Company and all officers, directors and employees of the Company other than Indemnitee who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, from the transaction from which such Legal Action arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors and employees of the Company other than Indemnitee who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Claims, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors and employees of the Company other than Indemnitee who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, will be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct was active or passive.

5.2 Indemnification for Contribution Claims by Others. To the fullest extent permitted by Applicable Law, the indemnification herein will include claims of contribution which may be brought by other officers, directors or employees of the Company who may be jointly liable with Indemnitee for any Loss or Expense arising from a Legal Action.

ARTICLE 6

PROCEDURES AND PRESUMPTIONS FOR THE

DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

6.1 Notification of Claims; Request for Indemnification. Indemnitee agrees to notify promptly the Company in writing of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that a delay in giving such notice will not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, the Company did not otherwise learn of the

Legal Action and such delay is materially prejudicial to the Company’s ability to defend or to obtain coverage under the Company’s Liability Insurance for such Legal Action; and, provided, further, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Company is a party to the same Legal Action. The omission to notify the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement. Indemnitee may deliver to the Company a written request to have the Company indemnify and hold harmless Indemnitee in accordance with this Agreement. Subject to Section 6.9, such request may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written request for indemnification, Indemnitee’s entitlement to indemnification shall be determined according to Section 6.2. The Secretary of the Company will, promptly upon receipt of such a request for indemnification, advise the Management Board in writing that Indemnitee has requested indemnification. The Company will be entitled to participate in any Legal Action at its own expense.

6.2 Determination of Right to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Section 6.1 hereof with respect to any Legal Action, a determination with respect to Indemnitee’s entitlement thereto will be made by one of the following, at the election of the Company: (1) so long as there are Disinterested Directors with respect to such Legal Action, a majority vote of the Disinterested Directors, even though less than a quorum of the Supervisory Board, (2) so long as there are Disinterested Directors with respect to such Legal Action, a committee of such Disinterested Directors designated by a majority vote of such Disinterested Directors, even though less than a quorum of the Supervisory Board or (3) Independent Counsel in a written opinion delivered to the Supervisory Board, a copy of which will also be delivered to Indemnitee. The election by the Company to use a particular person, persons or entity to make such determination is to be included in a written notification to Indemnitee. The person, persons or entity chosen to make a determination under this Agreement of the Indemnitee’s entitlement to indemnification shall act reasonably and in good faith in making such determination.

6.3 Selection of Independent Counsel. If the determination of entitlement to indemnification pursuant to Section 6.2 will be made by an Independent Counsel, the Independent Counsel will be selected as provided in this Section 6.3. The Independent Counsel will be selected by the Company (unless the Company requests that such selection be made by the Indemnitee, in which event the immediately following sentence will apply), and the Company will give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If the Independent Counsel is selected by the Indemnitee, Indemnitee will give written notice to the Company advising of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of selection is given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 30 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.1, no Independent Counsel is selected, or an Independent Counsel for which an objection thereto has been properly made remains unresolved, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which has been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court may designate, and the person with respect to whom all objections are so resolved or the person so appointed will act as Independent Counsel under Section 6.2. The Company will pay any and all reasonable and necessary fees and expenses incurred by such Independent Counsel in connection with acting pursuant to Section 6.2 hereof, and the Company will pay all fees and expenses incident to the procedures of this Section 6.3, regardless of the manner in which such Independent Counsel was selected or appointed.

6.4 Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination will presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption will have the burden of proof. Indemnitee will be deemed to have acted in good faith if Indemnitee’s action with respect to a particular Enterprise is based on the records or books of account of such Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise; provided, however this sentence will not be deemed to limit in any way the other circumstances in which Indemnitee may be deemed to have met the appropriate standard of conduct and provided further that this sentence shall not excuse fraudulent or other knowing improper actions taken by Indemnitee. In addition, the knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of such Enterprise will not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

6.5 No Presumption in Absence of a Determination or As Result of an Adverse Determination; Presumption Regarding Success. Neither the failure of any person, persons or entity chosen to make a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief to make such determination, nor an actual determination by such person, persons or entity that Indemnitee has not met such standard of conduct or did not have such belief, prior to or after the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement under Applicable Law, will be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In addition, the termination of any Legal Action by settlement approved by the Management Board and Supervisory Board (whether with or without court approval) or upon a plea of nolo contendere, or its equivalent, will not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or Applicable Law.

6.6 Timing of Determination. The Company will use its reasonable best efforts to cause any determination required to be made pursuant to Section 6.2 to be made as promptly as practicable after Indemnitee has submitted a written request for indemnification pursuant to Section 6.1.

6.7 Timing of Payments. All payments of Expenses, including any Expense Advance, and other amounts by the Company to the Indemnitee pursuant to this Agreement will be made as soon as practicable after a written request or demand therefor by Indemnitee is presented to the Company, but in no event later than 30 days after (i) such demand is presented or (ii) such later date as a determination of entitlement to indemnification is made in accordance with Section 6.6, if applicable; provided, however, that an Expense Advance will be made within the time provided in Section 4.3 hereof.

6.8 Cooperation. Indemnitee will cooperate with the person, persons or entity making a determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination will be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification).

6.9 Time for Submission of Request. Indemnitee will be required to submit any request for Indemnification pursuant to this Article 6 within a reasonable time, not to exceed two years, after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere (or its equivalent) or other full or partial final determination or disposition of the Legal Action (with the latest date of the occurrence of any such event to be considered the commencement of the two year period).

ARTICLE 7

LIABILITY INSURANCE

7.1 Liability Insurance. The Company will use its reasonable endeavors to obtain and maintain a policy or policies of Liability Insurance with one or more reputable insurance companies providing Indemnitee with coverage in such amount as will be determined by the Supervisory Board for Claims and Expenses paid or incurred by Indemnitee as a result of acts or omissions of Indemnitee in his or her Corporate Status, and to ensure the Company’s performance of its indemnification obligations under this Agreement, to the extent that a policy covering the indemnification obligations under this Agreement is reasonably attainable; provided, however, in all policies of director and officer liability insurance obtained by the Company, Indemnitee will be named as an Insured in such manner as to provide Indemnitee with the same rights and benefits as are afforded to the other directors or officers, as applicable, of the Company under such policies. Any reductions to the amount of director and officer liability insurance coverage maintained by the Company as of the date hereof will be subject to the approval of the Supervisory Board.

7.2 Notice to Insurers. If, at the time of receipt by the Company of a notice from any source of a Legal Action as to which Indemnitee is a party or participant, the Company will give prompt notice of such Legal Action to the insurers in accordance with the procedures set forth in the respective policies, the Company will provide Indemnitee with a copy of such notice. The Company will thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Legal Action in accordance with the terms of such policies.

7.3 Cooperation with Company. The Indemnitee will cooperate in all ways with the Company and its counsel and, if required by the Company, with the insurers issuing the Company’s Liability Insurance, to the extent the Company deems such cooperation reasonably necessary in connection with the tender, evaluation, investigation, and pursuant of insurance coverage for any Legal Action.

ARTICLE 8

REMEDIES OF INDEMNITEE

8.1 Action by Indemnitee. In the event that (i) a determination is made pursuant to Article 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) an Expense Advance is not timely made pursuant to Section 4.3 of this Agreement, (iii) no determination of entitlement to indemnification is made within the applicable time periods specified in Section 6.6 or (iv) payment of indemnified amounts is not made within the applicable time periods specified in Section 6.7, Indemnitee will be entitled to seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; such award to be made within 60 days following the filing of the demand for arbitration. The provisions of the laws of the State of Texas (without regard to its conflict of laws rules that would cause the application of the laws of another jurisdiction) will apply to any such arbitration. The Company will not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

8.2 Company Bound by Favorable Determination by Reviewing Party. If a determination is made that Indemnitee is entitled to indemnification pursuant to Article 6, the Company will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article 8, absent (i) a misstatement by Indemnitee of a material fact or an omission of a material fact necessary to make Indemnitee’s statements in connection with the request for indemnification not materially misleading or (ii) a prohibition of such indemnification under Applicable Law.

8.3 Company Bound by Provisions of this Agreement. The Company and Indemnitee will each be precluded from asserting in any judicial or arbitration proceeding commenced pursuant to this Article 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such judicial or arbitration proceeding that the Company is bound by all the provisions of this Agreement.

ARTICLE 9

NON-EXCLUSIVITY, SUBROGATION; NO DUPLICATIVE PAYMENTS

9.1 Non-Exclusivity. The rights of indemnification and to receive Expense Advances as provided by this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under Applicable Law, the Articles, any agreement, a vote of stockholders, a resolution of the directors or otherwise. To the extent Indemnitee otherwise would have any greater right to indemnification or payment of any advancement of Expenses under any other provisions under Applicable Law, the Articles, any agreement, vote of stockholders, a resolution of directors or otherwise, Indemnitee will be entitled under this Agreement to such greater right. No amendment, alteration or repeal of this Agreement or of any provision hereof limits or restricts any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in Applicable Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Articles and this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy will be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

9.2 Subrogation. In the event of any payment by the Company under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect thereto, including rights under any policy of insurance or other indemnity agreement or obligation, and Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights (it being understood that all of Indemnitee’s reasonable Expenses related thereto will be borne by the Company).

9.3 No Duplicative Payments. The Company will not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or any Expense for which advancement is provided) hereunder if and to the extent that Indemnitee is otherwise entitled to receive such payment under any insurance policy, contract, agreement or otherwise. The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of Legal Actions relating to Indemnitee’s service at the request of the Company as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of any other Enterprise will be reduced by any amount Indemnitee is actually entitled to receive as indemnification or advancement of Expenses from such other Enterprise. Subject to Section 4.1, the indemnity obligations of this Agreement shall apply in excess of the Company’s Liability Insurance and to any other insurance or indemnities available to the Indemnitee.

ARTICLE 10

DEFENSE OF PROCEEDINGS

10.1 Company Assuming the Defense. In the event the Company is obligated to pay in advance the Expenses of any Legal Action pursuant to Article 4, the Company will be entitled,

by written notice to Indemnitee, to assume the defense of such Legal Action, with counsel approved by Indemnitee, which approval will not be unreasonably withheld or delayed. The Company will identify the counsel it proposes to employ in connection with such defense as part of the written notice sent to Indemnitee notifying Indemnitee of the Company’s election to assume such defense, and Indemnitee will be required, within ten days following Indemnitee’s receipt of such notice, to inform the Company of its approval of such counsel or, if it has objections, the reasons therefor. If such objections cannot be resolved by the parties, the Company will identify alternative counsel, which counsel will also be subject to approval by Indemnitee in accordance with the procedure described in the prior sentence. In the absence of an actual conflict of interest that would prevent defense counsel from representing both the Indemnitee and other defendants in the Legal Action, the Indemnitee agrees that the Company may assign defense counsel to represent Indemnitee and other defendants in that Legal Action.

10.2 Right of Indemnitee to Employ Counsel. Following approval of counsel by Indemnitee pursuant to Section 10.1 and retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Legal Action; provided, however, that (a) Indemnitee has the right to employ counsel in any such Legal Action at Indemnitee’s expense and (b) the Company will be required to pay the fees and expenses of Indemnitee’s counsel if (i) the employment of counsel by Indemnitee is authorized by the Company, (ii) an actual conflict of interest arises between the Company (or any other person or persons included in a joint defense) and Indemnitee in the conduct of such defense or representation by such counsel retained by the Company and the Company has not appointed new counsel without such conflict of interest to represent the Indemnitee or (iii) the Company does not continue to retain such counsel approved by the Indemnitee and the Company has not appointed new counsel to represent the Indemnitee in accordance with Section 10.1.

ARTICLE 11

SETTLEMENT

11.1 Company Bound by Provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company will have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Legal Action effected without the Company’s prior written consent, which consent shall not be unreasonably withheld.

11.2 When Indemnitee’s Prior Consent Required. The Company will not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) contains any non-monetary remedy imposed on Indemnitee or a Loss for which Indemnitee is not wholly indemnified hereunder or (ii) with respect to any Legal Action with respect to which Indemnitee is made a party or a participant or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Legal Action. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement; provided, however, Indemnitee may withhold consent to any settlement that does not provide a full and unconditional release of Indemnitee from all liability in respect of such Legal Action.

ARTICLE 12

DURATION OF AGREEMENT; PERIOD OF LIMITATIONS

12.1 Duration of Agreement. This Agreement will continue until and terminate upon the latest of (a) the statute of limitations applicable to any claim that could be asserted against an Indemnitee with respect to which Indemnitee may be entitled to indemnification and/or an Expense Advance under this Agreement, (b) ten years after the date that Indemnitee has ceased to serve as a director or officer of the Company or as a director, officer, employee, partner, member, manager, fiduciary or agent of any other Enterprise which Indemnitee served at the request of the Company, or (c) if, at the later of the dates referred to in (a) and (b) above, there is pending a Legal Action in respect of which Indemnitee is granted rights of indemnification or the right to an Expense Advance under this Agreement or a Legal Action commenced by Indemnitee pursuant to Article 8 of this Agreement, one year after the final termination of such Legal Action, including any and all appeals.

ARTICLE 13

MISCELLANEOUS

13.1 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof; provided, however, it is agreed that the provisions contained in this Agreement are a supplement to, and not a substitute for, any provisions regarding the same subject matter contained in the Articles and any employment or similar agreement between the parties.

13.2 Assignment; Binding Effect; Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party and any such assignment by a party without prior written approval of the other parties will be deemed invalid and not binding on such other parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, permitted assigns, heirs, executors and personal and legal representatives. There are no third party beneficiaries having rights under or with respect to this Agreement.

13.3 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and be given by personal delivery, by certified or registered mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to the Company:

Frank’s International N.V.

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

Attention: Brian D. Baird

Facsimile: (281) 558-2980

with a copy to:

Frank’s International N.V.

10260 Westheimer Rd.

Houston, Texas 77042

Attention: Brian D. Baird

Facsimile: (281) 558-2980

If to Indemnitee:

Kirkland D. Mosing

10260 Westheimer, Suite 700

Houston, TX 77042

Facsimile: (281) 558-2980

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

13.4 Specific Performance; Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any court having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided for herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

13.5 Submission to Jurisdiction. Any Legal Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may only be brought in any courts in the State of Texas, which will be the exclusive and only proper forums for adjudicating such Legal Action, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such Legal Action and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such Legal Action in any such court or that any such Legal Action brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

13.6 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

13.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

13.8 Amendment. This Agreement may not be amended or modified except by a writing signed by all of the parties.

13.9 Extensions; Waivers. Any party may, for itself only, (i) extend the time for the performance of any of the obligations of any other party under this Agreement, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

13.10 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

13.11 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, which delivery may be made by exchange of copies of the signature page by facsimile or other electronic transmission.

13.12 Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Time is of the essence in the performance of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FRANK’S INTERNATIONAL N.V.

By:	/s/ Brian D. Baird
Name:	Brian D. Baird
Title:	Vice President, Chief Legal Officer and Secretary

Indemnitee

/s/ Kirkland D. Mosing
Signature

Name:	Kirkland D. Mosing